EXHIBIT 99.1

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
John L. Coker	Marilynn Meek – General Info.
Senior Vice President, Finance and Administration	(212) 445-8451
and Chief Financial Officer	Julie Tu — Analyst
(301) 762-5260	(212) 445-8456

FOR IMMEDIATE RELEASE December 8, 2003

BIORELIANCE ANNOUNCES ACHIEVED AND ANTICIPATED
COST SYNERGIES FOLLOWING ACQUISITION OF Q-ONE BIOTECH

ROCKVILLE, MD, December 8, 2003 – BioReliance Corporation (Nasdaq:BREL) announced today that, following its recent acquisition of Q-One Biotech Group Ltd., the Company expects to achieve annualized cost synergies in the combination of approximately $4.5 to $5.5 million, before the effect of income taxes, by the end of the first quarter of 2004. In addition to these cost structure improvements, BioReliance management expects the acquisition to create significant opportunities for revenue growth.

BioReliance’s acquisition of Q-One Biotech was announced in August 2003 and the transaction was completed on September 23, 2003. For the nine months ended September 30, 2003, on a combined basis, BioReliance and Q-One had revenues of $83.9 million and assets of $177.5 million. BioReliance disclosed pro forma combined historical financial information for the companies in a report filed today with the Securities and Exchange Commission.

Based on achieving the planned cost synergies, BioReliance management expects the transaction to be accretive to earnings per share in the fourth quarter of 2003 and substantially more accretive during 2004, the first full year of combined operations. These anticipated cost savings are expected to result from reduced compensation expense associated with Q-One stock option grants, efficiencies in administration, efficiencies in sales and marketing, standardization of processes, elimination of redundant facilities and other savings opportunities.

Overall, the planned reorganization is part of creating a more capable and global service enterprise, implementing a post-acquisition strategy of serving BioReliance’s international client base with integrated, worldwide service offerings and support.

This globalization builds upon new and enhanced capabilities for serving biotechnology and pharmaceutical customers. BioReliance now provides extended resources and know-how to serve the needs of its clients. The Company has increased its range of services with the continued availability of Q-One assays. It enjoys considerably greater capacities for scheduling client work, enhancing timeliness while maintaining quality. Both custom and standard services continue to be offered, and clients can better source required services in the most cost effective manner possible. The combination with Q-One also has enhanced multi-site backup capabilities for many services.

BioReliance previously announced the launch of a global Sales and Marketing organization, with which the Company is now offering biologics testing and manufacturing services on a comprehensive basis to clients around the world.

About BioReliance

BioReliance Corporation is a leading contract service organization providing testing, development and manufacturing services for biologics and other biomedical products to biotechnology and pharmaceutical companies worldwide. The Company believes that it is the largest provider of outsourcing services focused on the expanding biologics sector of the pharmaceutical industry.

Forward-Looking Statements

Certain statements made in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “believe,” “anticipate,” “confident,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or similar words or phrases. Comments such as those with respect to the likelihood, timing and magnitude of expected cost savings and other synergies or the opportunities for revenue growth resulting from BioReliance’s acquisition of Q-One Biotech constitute forward-looking statements. As and when made, management believes that these forward-looking statements are reasonable. BioReliance undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. Risks and uncertainties are detailed from time to time in reports filed by BioReliance with the Securities and Exchange Commission, including in its Forms 10-K and 10-Q. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.